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                                                                    EXIBIT 10.38


                                 LIMITED LICENSE

     This Limited License ("License") is made and effective as of December 8, 2000 by and between ELENA'S FOOD SPECIALTIES, INC., a California corporation ("Licensor") and MONTEREY PASTA COMPANY, a Delaware corporation ("Licensee").

                                    RECITALS:

     A. Licensor owns Federal Registration Number 2300122 for and uses the trademark "Nate's" (the "Licensed Mark") in connection with the manufacture and sale of certain food products.

     B. In implementation of that certain Asset Purchase Agreement to which Licensor and Licensee are parties, dated December 8, 2000, Licensee wishes to use, and Licensor wishes to permit Licensee to use, the Licensed Mark upon and subject to the terms and conditions of this License.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, Licensor and Licensee agree as follows:

                                    LICENSE:

1. OWNERSHIP OF LICENSED MARK. Licensee agrees that Licensor is and shall be the exclusive owner of the Licensed Mark and all good will associated therewith, and that this License does not grant to Licensee and Licensee shall not assert any interest or property rights in the Licensed Mark, except the right to use the same expressly set forth herein.

2.   GRANT OF LICENSE.

          (a) Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive license subject to the terms and conditions of this License to use the Licensed Mark only upon and in connection with the preparation, processing, manufacture, sale, advertising, packaging and distribution of polenta and polenta line extensions (the "Licensed Products"). In no event will Licensee be required to use the Licensed Mark on any or all Licensed Products. The use of the Licensed Mark permitted to Licensee hereby is subject also to that certain Co-Pack Agreement between Licensor and Licensee dated the same date as this License. Compensation to the Licensor for this License shall be as provided in the Asset Purchase Agreement.

          (b) Licensee shall have the right to arrange with another person, firm or corporation: (i) to process and/or package the Licensed Products to be sold under this License by Licensee; and (ii) to serve as a distributor for Licensed Products to be sold under this License which have been processed and/or packaged by or for Licensee and sold to such distributor. Any and all such arrangements with third parties shall contain provisions suitable to protect Licensor's rights in the Licensed Mark.


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3.   THIRD PARTY INFRINGEMENTS. In the event that Licensor or Licensee become aware of any infringement by a third party of the Licensed Mark, that party shall inform the other in writing of all available evidence and details available concerning said infringement. The parties shall then consult as to the best manner in which to proceed. If both parties desire to litigate such infringement they shall share the control, cost and any recovery thereof equally. In the event that Licensee desires to litigate such infringement and Licensor refuses or fails to do so (or refuses or fails to bear its share of the cost thereof), Licensee may, in its sole discretion, and at its sole cost and expense, bring and control suit to restrain such infringement. In that event, Licensee shall be entitled to receive and retain, for its sole use and benefit, any recovery awarded in such suit. Licensor shall, if requested by Licensee, join as a party, at Licensee's expense, in such infringement action brought by Licensee. In the event that Licensor desires to litigate such infringement and Licensee refuses or fails to do so (or refuses or fails to bear its share of the cost thereof), Licensor may in its sole discretion, and at its sole cost and expense, bring and control suit to restrain such infringement. In that event, Licensor shall be entitled to receive and retain, for its sole use and benefit, any recovery awarded in such suit. Licensee shall, if requested by Licensor, join as a party, at Licensor's expense, in such infringement action brought by Licensor.

4.   WARRANTIES AND INDEMNITIES.

          (a) Licensee agrees that Licensor shall have no responsibility for the sale, advertising, distribution or sale of the Licensed Products and agrees to defend, indemnify and hold harmless Licensor for any claims, liabilities, losses, actions, proceedings, judgements, penalties, demands, damages, and expenses (including without limitation, costs and attorney's fees whether or not litigation is instituted) (collectively, the "Claims") arising out of or related to the sale, advertising, distribution or sale of the Licensed Products, but excluding any such Claims made by third parties asserting rights in the Licensed Mark.

          (b) Licensee represents and warrants that the entering into and carrying out of the terms of this License will not violate or constitute a breach of any License binding on Licensee.

          (c)  Licensor represents and warrants:

               (i) That Licensor has not previously assigned, pledged or otherwise encumbered any rights granted to Licensee under this License, and such rights are and shall remain free of any lien, claim or charge of any kind during the term of this License;

               (ii) That Licensor owns all right, title and interest in the Federal Registration Number 2300122, and that Licensor shall take any and all steps necessary to ensure that such registration remains in effect during the term of this License;

               (iii) That the uses by Licensee of the Licensed Mark in connection with this License will not infringe on the rights of any third party; and

               (iv) That the entering into and carrying out of the terms of this License will not violate or constitute a breach of any License binding on Licensor.

          (d) Licensee agrees to indemnify, defend and hold Licensor, its agents, directors, officers and employees harmless from and against any Claims made against Licensor and arising out of or related to, any claim or suit by a third party which is based upon breach of any of the representations or warranties made by Licensee under Section 4(b) hereof.


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          (e)  Licensor agrees to indemnify, defend and hold Licensee, its agents, directors, officers and employees harmless from and against any Claims made against Licensee and arising out of or related to, any claim or suit by a third party which is based upon breach of any of the representations or warranties made by Licensor under Section 4(c) hereof.

          (f) The obligations of each of the indemnifying parties ("Indemnifying Party") under this Section 4 shall arise provided that each person the Indemnifying Party has agreed to indemnify ("Indemnified Person") gives the Indemnifying Party prompt written notice of any Claims and the Indemnifying Party has control of the defense, litigation and, subject to the conditions set forth below, settlement of any Claim. Each Indemnified Person will have the right (subject to the conditions set forth below), but not the obligation, to select counsel of its own choice, at its expense, to participate in the defense. In no event shall the Indemnifying Party enter into any settlement agreement with respect to any Claims without the prior written approval of the Indemnified Person, which consent shall not be unreasonably withheld. If such person withholds its consent to any settlement offer, such person shall thereafter be obligated to participate in the defense. The foregoing states the Indemnifying Party's entire obligation with respect to any Claim.

          (g) THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.   TERM AND TERMINATION.

          (a) Subject to Section 5(b) hereof, the initial term of this License shall commence upon the effective date hereof and continue for two years. Thereafter, and subject to termination under Section 5(b) hereof, this License shall automatically renew for one additional term of one year.

          (b)  This License may be terminated as follows:

               (i)  By mutual agreement by the parties at any time.

               (ii) By either party upon forty-five (45) days prior written notice for material breach of a material term or condition of this License by the other party unless (1) the breaching party has cured the breach within the forty-five (45) days notice period, or (2) the breach is not curable within that forty-five (45) day period in a commercially practical manner, and the breaching party has taken steps reasonably calculated to effect such a cure to prevent recurrence. Any notice under this paragraph shall specify the breach upon which it is based.
               (iii) By Licensee, with or without cause, upon thirty (30) days prior written notice.

          (c) Subject to Section 5(e) hereof, upon any termination of this License each party shall have no further obligations to the other.

          (d) Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity which is not expressly waived or limited by such party.

          (e) This Section 5 and Section 4 shall survive termination of this License.


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6.   GENERAL PROVISIONS

          (a) NOTIFICATION. All notices required or permitted under this License shall be in writing and shall be given either by personal service, overnight courier, registered mail or certified mail, return receipt requested, or confirmed facsimile transmission (a facsimile transmission for which confirmation of receipt has been received) sent during normal business hours of the receiving party, with a confirming copy sent to the addressee by express courier within two days of the facsimile transmission, at the respective addresses set forth below or such other address as a party may designate by notice to the other. Mailed notices shall be deemed received five (5) days from the date of mailing.

To Licensor:                        Elena's Food Specialties, Inc.
                                    405 Allerton Avenue
                                    South San Francisco, CA 94080
                                    Attn: Peter Sartorio
                                    TELEPHONE:(650) 871-8700
                                    FAX:(650) 871-0502

    Copy to:                        Peter S. Buchanan, Esq.
                                    Law Offices of Peter S. Buchanan
                                    170 Columbus Avenue, 5th Floor
                                    San Francisco, CA 94133
                                    TELEPHONE:(415) 362-1717 ext. 214 or
                                              (415) 868-2471
                                    FAX:(415) 362-7237 or (415) 868-0706

To Licensee:                        Monterey Pasta Company
                                    1528 Moffett St.
                                    Salinas, CA 93905
                                    Attention: Stephen L. Brinkman
                                    TELEPHONE:(831) 753-6262 x103
                                    FAX:(831) 753-6257

    Copy to:                        John W. Carr, Esq.
                                    Shapiro Buchman, Provine & Patton, LLP
                                    1333 No. California Blvd., Suite 350
                                    Walnut Creek, CA 94596
                                    TELEPHONE:(925) 944-9700 x154
                                    FAX:(925) 944-9701

          (b) ASSIGNMENT. Neither party shall assign or transfer any rights or obligations under this License without the prior written consent of the other party, except in connection with any merger, sale or other transaction in which the business of the assigning party is transferred as a whole. Subject to the foregoing, this License shall inure to the benefit of and shall be binding upon the parties and their successors and assigns.


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          (c)  NO AGENCY. No party has the authority to make any statement, representation, warranty or other commitment on behalf of the other, and this License does not create any agency, employment, partnership, joint venture or similar relationship between the parties.

          (d) NON-WAIVER. The failure of a party to require performance by the other party of any provision of this License shall not affect the full right to require such performance at any subsequent time; nor shall the waiver by a party of a breach of any provision of this License be taken or held to be a waiver of the provision itself.

          (e) SEVERABILITY. If any provision of this License is held invalid or unenforceable for any reason, such invalidity shall not affect the validity of the remaining provisions of this License.

          (f) CONTROLLING LAW. This License shall be governed by the laws of the State of California.

          (g) FORCE-MAJEURE. Neither party shall be liable for any delay or failure to meet its obligations pursuant to this License due to circumstances beyond its reasonable control, including, but not limited to war, riots, insurrection, civil commotion, labor strikes, lockouts, shortages, government action (including export restrictions), factory or other labor conditions, fire, flood or storm.

          (h) ENTIRE AGREEMENT. This License, the Asset Purchase Agreement, the Co-Pack Agreement and that certain Approved Supplier Insurance and Indemnification Warranty and Agreement (the "Indemnification Agreement") contain the entire understanding of the parties with respect to the matters contained herein and therein and supersede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions and all other communications between the parties relating to the subject matter hereof and thereof. This License may not be modified except by a writing signed by authorized representatives of both parties. There are no promises, covenants or undertakings other than those expressly set forth in this License, the Asset Purchase Agreement, the Co-Pack Agreement and the Indemnification Agreement.

     IN WITNESS WHEREOF, the parties have executed this License as of the date first written above.

ELENA'S FOOD SPECIALTIES, INC. ("LICENSOR)

By: /s/ Peter J. Sartorio
    --------------------------------------------
      Peter J. Sartorio

Its:  PRESIDENT
    --------------------------------------------




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


MONTEREY PASTA COMPANY ("LICENSEE")

By: /s/ R. Lance Hewitt
    --------------------------------------------
      R. Lance Hewitt

Its:  PRESIDENT
    --------------------------------------------





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